Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. BAYSTATE HEALTH SYSTEMS, INC. is added to the table of Securityholders on page 14 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       500,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                              13,651
      Percentage of Common Stock Outstanding                                         *

2. The information set forth opposite the name CFW-C, L.P. in the table of Selling Securityholders on page 15 is amended as follows:

      Principal Amount of Debentures Beneficially Owned That May be Sold     5,000,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                             136,518
      Percentage of Common Stock Outstanding                                         *

3. JP MORGAN SECURITIES INC. is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold     4,575,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                             124,914
      Percentage of Common Stock Outstanding                                         *

4. MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
     Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold    10,500,000
      Percentage of Debentures Outstanding                                        1.8%
      Number of Conversion Shares That May Be Sold                             286,689
      Percentage of Common Stock Outstanding                                         *

5. MASSMUTUAL CORPORATE INVESTORS is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold     1,500,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                              40,955
      Percentage of Common Stock Outstanding                                         *

6. MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
     Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold     2,500,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                              68,259
      Percentage of Common Stock Outstanding                                         *

7. MASSMUTUAL HIGH YIELD PARTNERS II LLC is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
     Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold     4,250,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                             116,040
      Percentage of Common Stock Outstanding                                         *

8. MASSMUTUAL PARTICIPATION INVESTORS is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       750,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                              20,477
      Percentage of Common Stock Outstanding                                         *

9. MERRILL LYNCH INSURANCE GROUP is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       200,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                               5,460
      Percentage of Common Stock Outstanding                                         *

10. OCCIDENTAL PETROLEUM is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold        25,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                                 682
      Percentage of Common Stock Outstanding                                         *

11. OHIO BUREAU OF WORKERS COMPENSATION BOARD is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
     Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       200,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                               5,460
      Percentage of Common Stock Outstanding                                         *

12. PUBLIC SCHOOL ENDOWMENT FUND is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold     1,250,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                              34,129
      Percentage of Common Stock Outstanding                                         *

13. SECURITY MUTUAL LIFE is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       130,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                               3,549
      Percentage of Common Stock Outstanding                                         *

14. SHELL CORPORATION is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

      Principal Amount of Debentures Beneficially Owned That May be Sold       200,000
      Percentage of Debentures Outstanding                                           *
      Number of Conversion Shares That May Be Sold                               5,460
      Percentage of Common Stock Outstanding                                         *



The date of this Prospectus Supplement is July 6, 1998.




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